                                                                      EXHIBIT 11


                                 MARITRANS INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                 Quarter Ended*:



Primary:                                            March 31, 1997      March 31,1996
--------                                            --------------      -------------
     Income:

         Net income                                    $ 1,891,311       $   709,000
                                                        ==========        ==========

     Shares:

         Weighted average number of
           common shares outstanding                    11,921,475        11,682,888
                                                        ==========        ==========


Primary earnings per common share                      $     .1586       $     .0607
                                                        ==========        ==========



Assuming full dilution:

     Income:

         Net income                                    $ 1,891,311       $   709,000
                                                        ==========        ==========

     Shares:

         Weighted average number of
`          common shares outstanding                    11,921,475        11,682,888


         Assuming exercise of options reduced
           by the number of shares which
           could have been purchased with the proceeds
           from the exercise of such options               126,616           105,065
                                                        ----------        ----------

         Weighted average number of common
           shares outstanding as adjusted               12,048,091        11,787,953
                                                        ==========        ==========



Fully diluted earnings per common share                 $    .1570**      $    .0601**
                                                        ==========        ==========


----------

* See notes 1 and 2 of the notes to the condensed consolidated financial statements.

** This calculation is submitted in accordance with Regulation S-K item
   601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.



                                       12